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                                                                    Exhibit 4.9

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                              HEALTHGATE DATA CORP.

                                       AND

                           THE STOCKHOLDERS LISTED ON
                           THE SIGNATURE PAGES HEREOF

                            DATED AS OF APRIL 7, 1999

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               AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (3/99)

         THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made and entered into as of the 7th day of April, 1999, by and among HealthGate Data Corp., formerly known as Medical Data Interface Design, Inc., a Delaware corporation (the "COMPANY"), Barry M. Manuel, William S. Reece and Ricky D. Lawson (collectively Dr. Manuel, Mr. Reece and Mr. Lawson shall be referred to herein as the "FOUNDERS"), Nichols Research Corporation ("NRC"), Blackwell Science Ltd. ("BSL"), GE Capital Equity Investments, Inc., ("GE"), and each other stockholder and option holder of the Company who executes a counterpart of this Agreement (the Founders, NRC, BSL, GE and the other stockholders who execute a copy of this Agreement shall be referred to individually as a "STOCKHOLDER" and collectively as the "STOCKHOLDERS").

                              W I T N E S S E T H :

         WHEREAS, each of the Existing Stockholders is the owner and holder of shares of stock of the Company, including, without limitation, Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock or options for the purchase of shares of stock of the Company;

         WHEREAS, each of the Existing Stockholders and the Company are parties to an Amended and Restated Stockholders Agreement, dated December 1996 (the "DECEMBER 1996 AGREEMENT");

         WHEREAS, pursuant to a Purchase Agreement between the Company, BSL and GE, dated April 7, 1999 (the "Purchase Agreement"), GE is purchasing from the Company 436,681 shares of Series E Convertible Redeemable Preferred Stock (the "SERIES E PREFERRED"), par value $.01 per share, for an aggregate purchase price of approximately $5,000,000 (collectively with the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the "STOCK") and BSL is purchasing 174,672 shares of Series E Preferred for a purchase price of approximately $2,000,000 payable by cancellation of the Company's outstanding $2,000,000 Convertible Bridge Promissory Note to BSL.

         WHEREAS, it is a condition to the consummation of the foregoing transactions that the parties hereto terminate the December 1996 Agreement and enter into this Agreement;

         WHEREAS, in connection with the sale of Series E Preferred to GE and BSL, the parties hereto desire to terminate the December 1996 Agreement pursuant to Section 6.2 thereof, and the parties hereto deem it to be in their best interests to enter into

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this Agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with ownership of shares of Stock;

         WHEREAS, the Stockholders desire to provide for continuity and stability of policy and management of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1.       DEFINITIONS.

         As used herein, the following terms shall have the following meanings (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement):

         "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         "BSL" has the meaning assigned to it in the first paragraph hereof.

         "COMMON STOCK" means the Company's common stock, $.01 par value per share, having the rights set forth in Article 4 of the Certificate of Incorporation.

         "COMMON STOCK EQUIVALENTS" means rights, options, scrip, warrants or other securities convertible into, or exchangeable or exercisable for, shares of Common Stock.

         "COMPANY" has the meaning assigned to it in the first paragraph hereof.

         "DECEMBER 1996 AGREEMENT" has the meaning assigned to it in the third paragraph hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

         "EXISTING STOCKHOLDERS" means Stockholders other than GE.

         "FOUNDERS" has the meaning assigned to it in the first paragraph hereof.

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         "FULLY DILUTED" means the number of shares of Common Stock outstanding, plus (x) the number of shares of Common Stock into which all outstanding Convertible Securities of the Company would be convertible and (y) the number of shares of Common Stock which would be issuable upon the exercise of all warrants, rights or options to purchase shares of Common Stock then outstanding.

         "GE" has the meaning assigned to it in the first paragraph hereof.

         "NRC" has the meaning assigned to it in the first paragraph hereof.

         "PERMITTED TRANSFER" means any assignment, transfer or other disposition (i) by an individual Stockholder to such Stockholder's spouse, child, parent, siblings and descendants, whether natural or adopted (collectively, "RELATIVES") or to or among a trust of which there are no principal beneficiaries other than one or more Relatives of such Stockholder; and (ii) by any Stockholder to any of its Affiliates or partners.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PUBLIC OFFERING" means the closing of a firm commitment for an initial public offering underwritten by a nationally recognized investment bank pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock to the public at an aggregate net offering price of not less than $20 million, an implied Company equity value of at least $100,000,000 and an Offering Price that results in a minimum annualized compounded rate of return of 20% to holders of Series E Preferred Shares.

         "PURCHASE AGREEMENT" has the meaning assigned to it in the fourth paragraph hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

         "SELL" means, as to any Stock, to sell, or in any other way directly or indirectly transfer, assign, distribute, or encumber, or otherwise dispose of such Stock, either voluntarily or involuntarily; and the terms "SALE" and "SOLD" have the meanings correlative to the foregoing. A Permitted Transfer shall not constitute a sale for purposes of this Agreement.

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         "SERIES E PREFERRED" has the meaning assigned to it in the fourth paragraph hereof.

         "STOCK" has the meaning assigned to it in the fourth paragraph hereof.

         "STOCKHOLDER" and "STOCKHOLDERS" have the meanings assigned to such terms in the first paragraph hereof; PROVIDED that any transferee of Stock pursuant to a Permitted Transfer shall be treated as a Stockholder for purposes of this Agreement and shall be entitled to the benefits of, and shall be bound by, the provisions of this Agreement.

         2.       CORPORATE GOVERNANCE.

         2.1.     BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD").

         (a) MEMBERS. Consistent with the provisions of Section 4.3 of the Purchase Agreement, each Stockholder in his, her or its capacity as a Stockholder of the Company, agrees to vote or cause to be voted all shares of Stock owned by such Stockholder so as to:

         (i) fix the number of the directors of the Company (the "DIRECTORS") at seven, and

         (ii) elect as Directors of the Company (v) one person designated by GE (such person so designated, and any successor thereto, being referred to herein as the "GE DESIGNEE"), (w) one person designated by BSL (initially Jon Conibear; Mr. Conibear and any successor thereto, being referred to herein as the "BSL DESIGNEE"), (x) two persons designated by the Founders (initially, William S. Reece and Edson D. de Castro; Messrs. Reece and de Castro and any successors thereto, being referred to herein as the "FOUNDERS DESIGNEES"), (y) two persons designated by the holders of the Series A Preferred Stock (initially, David Friend and Tina Blair; Mr. Friend and Ms. Blair and any successors thereto, being referred to herein as the "SERIES A DESIGNEES"), and (z) one person designated by the holders of Series B Preferred (initially, Chris H. Horgen; Mr. Horgen and any successors thereto, being referred to herein as the "SERIES B DESIGNEE"). Each of the GE Designee, the BSL Designee, the Founders Designees, the Series A Designees, and the Series B Designee is referred to as a "Designee". At each annual meeting of the Stockholders of the Company, or at any meeting of the Stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Stockholders shall take such action as shall be necessary to cause the GE Designee, the BSL Designee, the Founders Designees, the Series A Designees, and the Series B Designee to be elected as directors.

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         (b) VACANCIES. Each Designee shall hold office until his death, resignation or removal or until his successor shall have been duly elected and qualified. If any Designee shall cease to serve as a Director of the Company for any reason, the vacancy resulting thereby shall be filled by another person designated by the holders entitled to designate such Designee. In the event that at any time there exist vacancies on the Board such that there is no GE Designee, no action may be taken by the Board until such vacancy is filled, unless GE elects not to designate a successor Designee within a reasonable time period not greater than 45 days. If GE chooses not to exercise its right to elect the GE Designee, then GE will have Board Observer Rights, as set forth in paragraph (c) below.

         (c) BOARD OBSERVER RIGHTS OF GE. In the event that GE does not exercise its right to elect the GE Designee to the Company's Board, then GE shall have the right to designate one representative to attend all meetings of the Company's Board and Committees of the Board in a nonvoting observer capacity, and, in this respect, the Company shall give GE copies of all notices, minutes, consents, and other materials that the Company provides to its Directors. Nothing in this Section 2.1 (c) shall be deemed to abridge GE's rights with respect to the election of Directors or access to information as provided by applicable law, the Company's Bylaws or the Purchase Agreement.

         (d) COMMITTEES. Each Stockholder in his, her or its capacity as a Stockholder of the Company agrees to vote or cause to be voted all shares owned by such Stockholder, and otherwise use his, her or its best efforts so as to:

         (i) establish an Executive Committee of the Board,

         (ii) fix the number of the members of the Executive Committee of the Board at three (3), and

         (iii) cause the directors of the Company to select as members of the Executive Committee (x) the GE Designee, (y) one Founders Designee, and (z) one Series D Designee.

         Each Stockholder agrees to cause any Designee designated by it to take all necessary actions so as to cause the GE Designee to be appointed to and be at all times a standing member of each of the Board's Audit, Compensation and Executive Committees, and each of the committees of the Board as may be requested at any time or from time to time by GE, as the case may be.

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         3.       SALE OF STOCK BY STOCKHOLDERS AND RESTRICTIONS ON SALE.

         3.1      RIGHT OF FIRST REFUSAL

         If any Stockholder shall elect to sell (other than in a Permitted Transfer) any or all of the Stock now owned or subsequently acquired by him, such Stockholder shall first offer to sell such shares of Stock to the Company and GE in writing, at the same price and upon the same terms and conditions offered to such Stockholder by the prospective purchaser of such Stock. Each of the Company and GE shall have the option to purchase such shares of Stock, in whole or in part, for a period of fourteen (14) days following receipt of such written offer, on the same terms and conditions contained in such offer and, if the Company and GE each desire to exercise such right so that the number of shares desired to be purchased by each of them exceeds the number of shares proposed to be sold, such shares shall be allocated between the Company and GE pro rata in proportion to the number of shares desired to be purchased by each of them. Such option may be exercised by written notice of such exercise to the selling Stockholder. Each of the Company and GE shall have until the later of
(x) thirty (30) days from the date of such notice and (y) ten (10) days after the receipt of all required governmental and third party consents and approvals to consummate the purchase of the shares to be purchased by it, upon which date the closing of the transaction effecting the purchase and sale of Stock shall occur.

         3.2      STOCKHOLDERS' RIGHT OF REFUSAL.

         If the Company and GE shall fail to exercise the option described in
Section 3.1 hereof as to all of the shares of Stock to be sold, the selling Stockholder shall thereupon offer to sell the remaining shares of Stock to each other Stockholder in writing, in amounts proportionate to their then record ownership of Stock, at the same price and on the same terms and conditions as offered to the Company. Each other Stockholder shall have the option to purchase such shares of Stock for a period of fourteen (14) days following receipt of such written offer. Such option may be exercised by a Stockholder by giving written notice of such exercise to the selling Stockholder. Each Stockholder shall have until the later of (x) thirty (30) days from the date of such notice and (y) ten (10) days after the receipt of all required governmental and third party consents and approvals to consummate the purchase of such shares of Stock, upon which date the closing of the transaction effecting the purchase and sale of Stock shall occur.

         If one or more, but not all, parties to whom Stock has been offered pursuant to this Section 3.2 shall duly exercise said option, the exercising parties shall be notified in writing by the offering Stockholder of failure by other Stockholder(s) to exercise said

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option. The exercising parties shall have the option, for a further period of fourteen (14) days, to purchase a proportionate share of the offered Stock as to which options to purchase were not exercised, based upon the aggregate record ownership of the Stock of the exercising parties. This process shall be repeated until options to purchase all of the offered Stock shall have been exercised, or until no party shall exercise an option to purchase the offered Stock.

         If every party to whom Stock has been so offered shall fail, within said fourteen (14) day period, to exercise said option as to any portion of the offered Stock, the offering Stockholder shall be free, for a period of sixty
(60) days thereafter, to sell such portion of the offered Stock to any purchaser at the same price and on the same terms and conditions as offered to the parties hereto, free of the restrictions imposed by this Section; provided that no sale may be made to any prospective purchaser unless such prospective purchaser agrees in writing to be bound by the provisions of this Agreement. If at the end of the sixty (60) day period described in this Section 3.2, the offering Stockholder has not completed the sale of the offered Stock as aforesaid, all the restrictions on sale, transfer, or assignment contained in this Section shall again be in effect with respect to such Stock.

         4.       INVOLUNTARY TRANSFERS.

         4.1.     DEATH OF A STOCKHOLDER.

         Upon the death of a Stockholder, the Stock held by such Stockholder may be transferred to any executor or administrator of such Stockholder's estate, to the beneficiaries under the will of such Stockholder, or to the heirs-at-law of such Stockholder, if he should die intestate. No transfer of the Stock may thereafter be made by any of the above persons unless and until the shares of Stock, which are proposed to be transferred, are first offered in writing by the proposed transferor to the Company and GE. Each of the Company and GE shall have the right to accept or reject such offer, in whole or in part, within a period of ninety (90) days after receipt of such offer. If the Company and GE each desire to exercise such right so that the number of shares desired to be purchased by each of them exceeds the number of shares proposed to be transferred, such shares shall be allocated between the Company and GE pro rata in proportion to the number of shares desired to be purchased by each of them. If the Company and/or GE, as the case may be, shall so accept such offer, the Company and/or GE, as the case may be, shall be obligated to purchase such shares of Stock, and such shares of Stock shall be sold to the Company and/or GE, as the case may be, at an appraised value per share to be determined in accordance with the following procedure. The value for such shares of Stock shall be determined by three appraisers: one to be designated by the Company and/or GE, as the case may be, one to be designated by the proposed transferor, and the third to be designated by the first two. Such designation of appraisers shall be made as soon as practicable after acceptance by the Company and/or GE of such offer of sale as

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aforesaid. Within ten (10) days after the report of the appraisers as aforesaid, the shares of Stock to be so sold to and purchased as aforesaid shall be tendered to the Company and/or GE, as the case may be by delivery of certificates representing such shares endorsed in blank and in proper form for transfer, and the Company and/or GE shall make payment of the purchase price therefor by certified or bank check, or wire transfer.

         4.2.     INVOLUNTARY TRANSFERS OTHER THAN UPON THE DEATH OF A
                  STOCKHOLDER.

         The following provisions shall apply with respect to any transfer of Stock to any guardian or conservator of a Stockholder, to a transfer of Stock upon the insolvency or bankruptcy of a Stockholder, or to any other transfer of Stock by operation of law, except as provided in Section 4.1 herein. No such transfer of Stock may be made unless and until the shares of Stock which are proposed to be transferred are first offered in writing by the proposed transferee to the Company and GE. Each of the Company and GE shall have the right to accept or reject such offer, in whole or in part, within a period of ninety (90) days after receipt of the offer. If the Company and GE each desire to exercise such right so that the number of shares desired to be purchased by each of them exceeds the number of shares proposed to be transferred, such shares shall be allocated between the Company and GE pro rata in proportion to the number of shares desired to be purchased by each of them. If the Company and/or GE, as the case may be, shall so accept such offer, the Company and/or GE, as the case may be, shall be obligated to purchase such shares of Stock, and such shares of Stock shall be sold to the Company and/or GE, as the case may be, all in accordance with the valuation and procedure set forth in Section 4.1 of this Agreement.

         4.3.     CONTINUED RESTRICTIONS ON TRANSFER.

         For any transfer of Stock effected pursuant to Section 4.1 or Section
4.2 hereof, the transferee shall, at or prior to such transfer, become bound by the provisions of Sections 3 and 4 of this Agreement with respect to such Stock by executing an agreement to be so bound, and any subsequent sale or transfer of such Stock by such transferee shall be subject to the provisions of this Agreement.

         5.       PRE-EMPTIVE RIGHTS.

         5.1      LIMITATION ON PRE-EMPTIVE RIGHTS.

         All Stockholders acknowledge that the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not have any of the pre-emptive rights described in the following paragraphs 5.2, 5.3, 5.4, 5.5 and 5.6, so long as any Series E Preferred holder chooses to exercise its prior rights under Sections 2 and 4.5 of the Purchase Agreement. To the extent (and only to the extent) that any Series E Preferred holder chooses not to exercise its rights under the Purchase

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Agreement, the holders of Series A Preferred Stock, Series B Preferred Stock,
Series C Preferred Stock and Series D Preferred Stock shall be able to exercise their pre-emptive rights described in the following paragraphs 5.2, 5.3, 5.4, 5.5, and 5.6, with respect to new investors; provided that each Stockholder agrees that each of such pre-emptive rights shall not apply to New Securities (as defined in the Purchase Agreement) issued (i) pursuant to the acquisition of another corporation or other entity by the Company by merger, share exchange, purchase of substantially all of the assets, or reorganization, (ii) to employees, consultants, officers or directors pursuant to an equity incentive plan approved by the Board, or (iii) in amounts less than $500,000 in any single transaction (a "Minor Transaction") where the purchase price is not less than the then applicable Conversion Price per share (as defined in the Amendment to the Certificate of Incorporation), provided that the aggregate amount of all Minor Transactions shall not exceed $1.5 million.

         5.2.     PRE-EMPTIVE RIGHTS OF HOLDERS OF SERIES A PREFERRED STOCK.

         All Stockholders acknowledge that the Company has granted certain holders of Series A Preferred Stock certain pre-emptive rights as set forth in
Section 4.5 of the Purchase Agreement, dated as of March 16, 1995, between the Company, David Friend and William G. Nelson (the "FIRST PURCHASE AGREEMENT").

         5.3.     PRE-EMPTIVE RIGHT OF HOLDERS OF SERIES B PREFERRED STOCK.

         All Stockholders acknowledge that the Company has granted holders of Series B Preferred Stock certain pre-emptive rights as set forth in Section 4.5 of the Stock Purchase Agreement, dated on or about October 18, 1995, between the Company and NRC (the "SECOND PURCHASE AGREEMENT").

         5.4.     PRE-EMPTIVE RIGHTS OF FOUNDERS.

         To conform the Founder's pre-emptive rights with the pre-emptive rights of certain of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the Company agrees as follows:

         Except for the Series E Preferred issued pursuant to the Purchase Agreement, the Company will not authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any equity security of the Company ("NEW SECURITIES") (or any securities convertible into, or exchangeable or exercisable for, any New Securities) unless:

         (A) The Company delivers written notice (the "EQUITY NOTICE") of such issue or agreement to issue to each Founder at least 15 days prior to such proposed issue, but in any event not more than 15 days after entering into any agreement to issue any such securities. The Equity Notice will set forth in reasonable detail the terms and

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conditions of such proposed issue, and will be deemed to be an offer to each
Founder to purchase their respective Allotments (as defined in (B) below) of the securities described in the Equity Notice, at the same price and on the same terms as those set forth in the Equity Notice;

         (B) Each Founder shall be entitled to purchase up to the amount of the securities described in the Equity Notice equal to the product of (i) the number that results from dividing the number of shares of Common Stock held by such Founder immediately prior to the proposed issue by the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to the proposed issue, and (ii) the number of such securities proposed to be issued by the Company (his "ALLOTMENT");

         (C) Each Founder shall inform the Company in writing within 15 days after receipt of the Equity Notice whether he elects to purchase all or any part of his Allotment, and shall have until the later of the closing of the sale of the securities described in the Equity Notice or 30 days after the date of the Equity Notice to consummate the purchase of such part of his Allotment as he timely elected to purchase;

         The provisions of this Section 5.4 shall not apply to the issuance of shares of Common Stock (as proportionally adjusted for any stock split, stock dividend or recapitalization affecting the Common Stock), including options or warrants to acquire Common Stock, in connection with any employee stock option or stock ownership plan, any consulting agreement or arrangement or any restricted stock agreement providing for the issuance of Common Stock to an employee or employees of the Company at a price equal to the fair market value of such shares as of the time of issuance as determined by the Company's board of directors in good faith.

         5.5.     PRE-EMPTIVE RIGHTS OF HOLDERS OF SERIES C PREFERRED STOCK.

         All Stockholders acknowledge that the Company has granted certain holders of Series C Preferred Stock certain pre-emptive rights as set forth in
Section 4.5 of the Stock Purchase Agreement, dated as of August 21, 1996, between the Company and the stockholders thereto (the "SERIES C PURCHASE AGREEMENT").

         5.6.     PRE-EMPTIVE RIGHT OF HOLDERS OF SERIES D PREFERRED STOCK.

         All Stockholders acknowledge that the Company has granted holders of Series D Preferred Stock certain pre-emptive rights as set forth in Section 4.5 of the Stock Purchase Agreement, dated on or about December 20, 1996, between the Company and BSL (the "SERIES D PURCHASE AGREEMENT").

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         5.7.     PRE-EMPTIVE RIGHT OF HOLDERS OF SERIES E PREFERRED STOCK.

         All Stockholders acknowledge that the Company has granted holders of Series E Preferred Stock certain pre-emptive rights as set forth in Section 4.5 of the Series E Preferred Purchase Agreement.

         5.8.     NO OTHER PRE-EMPTIVE RIGHTS.

         Each Stockholder acknowledges that except as set forth in this Agreement, no other Stockholder holds any pre-emptive or similar rights with respect to future issuances of the Company's Stock.

         6.       TAG-ALONG RIGHTS.

         6.1.     RIGHT.

         In the event that any Existing Stockholder who presently beneficially owns more than 5% of the Company's Common Stock on a Fully-Diluted basis ("SELLING STOCKHOLDER(S)") shall enter into an agreement to sell or otherwise propose to sell to any Person (such Person, the "TAG-ALONG TRANSFEREE"), in one transaction or a series of related transactions, shares of Common Stock or Common Stock Equivalents of the Company, excluding shares of Common Stock of the Company owned by Blackwell-Wissenschaft Verlag GmbH, BSL's German subsidiary, held by such Selling Stockholder (the "TAG-ALONG SALE"), then GE shall have the right (the "TAG-ALONG RIGHT") to participate in the sale of shares, by selling a number of shares of Common Stock equal to GE's Proportionate Share, as part of the Tag-Along Sale by the Selling Stockholders, on the same terms as those applicable to the Tag-Along Sale (except that, if the Tag-Along Sale involves Common Stock Equivalents, the economic terms of such Sale shall be appropriately adjusted to reflect that GE is selling Common Stock). "Proportionate Share" means a number of shares of Common Stock which bears the same ratio to the number of shares of Common Stock beneficially owned by GE on a Fully Diluted basis as the number of shares to be sold or proposed to be sold in the Tag-Along Sale bears to the number of shares of Common Stock beneficially owned by the Selling Stockholders on a Fully Diluted basis.

         6.2.     PROCEDURE.

         The Selling Stockholders shall mail written notice of any Tag-Along Sale (the "TAG-ALONG NOTICE"), first class postage prepaid, to GE, not less than fifteen (15) days prior to the Tag-Along Sale, notifying GE of the Tag-Along Sale and setting forth the terms and conditions of the Tag-Along Sale, including, without limitation, the number

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of shares proposed to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name(s) and address(es) of the Tag-Along Transferee(s) of the Stock. GE shall have the right to exercise its Tag-Along Right within ten (10) days of its receipt of the Tag-Along Notice. The Tag-Along Right shall be at the same price and upon the same terms and conditions of the Tag-Along Sale.

         6.3.     ADDITIONAL RESTRICTIONS.

         In no event shall a Selling Stockholder be able to enter into an agreement to sell or transfer or otherwise propose to sell or transfer to any Person, in one or more transactions, more than 10% in the aggregate of the number of shares of Stock beneficially owned by such Selling Stockholder as of the date of this Agreement on a Fully Diluted basis (with such number of shares being subject to adjustment for stock splits, stock dividends, reverse stock splits, reclassifications and similar events), without the prior written consent of (i) the Company and (ii) the holders of not less than 66 2/3% of the Series E Preferred Stock outstanding, so long as such holders continue to beneficially own in the aggregate more than 5% of the Company's Common Stock on a Fully Diluted basis. Unless earlier terminated pursuant to Section 7 hereof, this requirement for the written consent of the holders of Series E Preferred Stock shall expire when GE no longer beneficially owns at least 5% of the Company's Common Stock on a Fully Diluted Basis.

         7.       TERM.

         7.1.     TERM AND EXTENSIONS.

         This Agreement shall become effective (and the December 1996 Agreement shall be terminated) only upon the Company's execution of this Agreement and the Company's sale of Series E Preferred Stock to GE pursuant to the Purchase Agreement. This Agreement shall remain in effect until the expiration of GE's redemption rights under Article FOURTH, Part G (4) of the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware in connection with the Company's sale of Series E Preferred Stock to GE pursuant to the Purchase Agreement.

         7.2.     EARLIER TERMINATION EVENTS.

         Notwithstanding Section 7.1, this Agreement shall terminate immediately upon the occurrence of either of the following events: (i) the closing of a Public Offering by the Company of its Common Stock, or (ii) Stockholders representing (1) a majority of the Series A Preferred Stock, (2) a majority of the Series B Preferred Stock, (3) a majority of the Series D Preferred Stock,
(4) a majority of Series E Preferred Stock, and (5) a majority of Stock held by the Founders, each elect in writing to terminate this Agreement.

         8.       MISCELLANEOUS.

         8.1.     NO ASSIGNMENT.

         This Agreement is personal to each party hereto, and no such party may assign his, her or its rights hereunder without the consent in writing of all other parties hereto, including the Company.

         8.2.     AMENDMENTS.

         This Agreement may be amended only by a writing signed by all parties hereto.

         8.3.     GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS

TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         8.4.     SUCCESSORS; ASSIGNS.

         This Agreement shall, except to the extent otherwise expressly provided herein, be binding upon and inure to the benefit of the heirs, executors, administrators and permitted assigns of the parties hereto.

         8.5.     ADDITION AND DELETION OF SHAREHOLDERS.

         The Stockholders hereby agree that this Agreement shall be binding on all signatories thereto, notwithstanding the existence or possible existence of a stockholder or stockholders of the Company who have not executed and delivered to the Company a counterpart of this Agreement. Furthermore, the Stockholders hereby agree that additional or future stockholders of the Company shall become a Stockholder pursuant to this Agreement, upon the execution and delivery by both the Company and such stockholder of an agreement to be bound by the terms of this Agreement (and such signed agreement between the Company and the new stockholder shall not require the approval or signature of any other Stockholder). Furthermore, all rights of each Stockholder under this Agreement shall terminate when such Stockholder no longer owns any shares of Stock of the Company.

         8.6.     SEVERABILITY.

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained therein.

         8.7.     FAILURE TO DELIVER SHARES.

         If a Stockholder becomes obligated to sell Stock under this Agreement and fails to deliver certificates representing such Stock in accordance with the terms of this Agreement, the purchaser of such Shares may, at his option, in addition to all other remedies he may have, send to the Stockholder by registered mail, return receipt requested, the purchase price for such Stock as is herein specified. Thereupon, the Company, upon written notice to the Stockholder, (i) shall cancel on its books the certificate or certificates representing the Stock to be sold; and (ii) shall issue, in lieu thereof, a new certificate or certificates in the name of the purchaser representing such Stock; and thereupon all of the Stockholder's rights in and to such Stock shall terminate.

         8.8.     GENDER; NUMBER.

         Use herein of any gender shall be deemed to include all genders when appropriate, and use of the singular number shall be deemed to include the plural when appropriate, and vice versa in each instance.

         8.9.     NOTICES.

         Any notice required to be given pursuant to the terms of this Agreement shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested, as follows:

         IF TO THE COMPANY:         HealthGate Data Corp.
                                    25 Corporate Drive
                                    Suite 310
                                    Burlington, MA 01803
                                    Attn:  President

            WITH A COPY TO:         Stephen M. Kane, Esq.
                                    Rich, May, Bilodeau & Flaherty, P.C.
                                    294 Washington Street
                                    Boston, MA  02108

       IF TO A STOCKHOLDER:         To the Stockholder's address
                                    on the Company's books and
                                    records

                  IF TO GE:         GE Capital Equity Investments, Inc.
                                    120 Long Ridge Road
                                    Stamford, CT 06927
                                    Attention:  General Counsel

            WITH A COPY TO:         Warren de Wied, Esq.
                                    Fried, Frank, Harris, Shriver & Jacobson
                                    One New York Plaza
                                    New York, New York 10004

         8.10     LEGEND.

         Each certificate of Stock subject to this Agreement issued subsequent to the date hereof shall bear a legend stating that the shares represented by such certificate are subject to restrictions upon transfer and voting and other provisions set forth in this Agreement. The legend may be in substantially the form as follows:

         "THE VOTING AND TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF MARCH __, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST. THE VOTING RIGHTS AND TRANSFER OR OTHER DISTRIBUTION OF THE SHARES REPRESENTED HEREBY SHALL NOT BE VALID OR ENTITLE ANY TRANSFEREE TO ANY RIGHT OF A STOCKHOLDER OF THE COMPANY UNLESS AND UNTIL THE TERMS OF SUCH AGREEMENT SHALL FIRST HAVE BEEN COMPLIED WITH."

         Each Stockholder agrees to deliver to the Company any previously issued certificates so that the Company may place the foregoing legend on such certificate.

         8.11.    CAPTIONS AND HEADINGS.

         The headings, titles and captions of the sections of this Agreement are inserted only to facilitate reference, and they shall not define, limit, extend or describe the scope or intent of this Agreement or any provision hereof, and they shall not constitute a part hereof or affect the meaning or interpretation of this Agreement or any part hereof.

         8.12.    COUNTERPARTS.

         This Agreement may be signed in counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         8.13.    REMEDIES.

         Each Stockholder shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provision of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of April 7, 1999.




HEALTHGATE DATA CORP.



By: /s/ William S. Reece
    -------------------------------
        William S. Reece
        President

SERIES E STOCKHOLDERS



GE CAPITAL EQUITY
INVESTMENTS, INC.



By: /s/ Richard Miller
    -------------------------------
Name: Richard Miller
Title: Senior Vice President



BLACKWELL SCIENCE, LTD.


By: /s/ Jonathan J. G. Conibear
    -------------------------------
Name: Jonathan J. G. Conibear
Title: Executive Director

COMMON STOCKHOLDERS

/s/ Tina Blair
-----------------------------------
Tina M. Blair, M.D.


-----------------------------------
Robert J. Blazewicz


-----------------------------------
Jeffrey S. Clark


/s/ Edson D. de Castro
-----------------------------------
Edson de Castro


-----------------------------------
David Friend


-----------------------------------
Phyllis Koton


-----------------------------------
John P. LaFond


/s/ Ricky D. Lawson
-----------------------------------
Ricky D. Lawson


/s/ Barry M. Manuel
-----------------------------------
Barry M. Manuel


/s/ Barry M. Manuel
-----------------------------------
Barry M. Manuel, Trustee u/a 7/5/90
f/b/o Elizabeth A. Manuel and her children


/s/ Barry M. Manuel
-----------------------------------
Barry M. Manuel, Trustee u/a 7/5/90
f/b/o Jill E. Manuel and her children


/s/ Barry M. Manuel
-----------------------------------
Barry M. Manuel, Trustee u/a 5/5/91
f/b/o William Manuel and his children


/s/ William G. Nelson
-----------------------------------
William G. Nelson


NICHOLS RESEARCH CORPORATION

By: /s/ Allen E. Dillard
    -------------------------------
Title: Chief Financial Officer


-----------------------------------
Plenny J.R. Reece & Mary Joan Reece


/s/ William S. Reece
-----------------------------------
William S. Reece

SERIES A STOCKHOLDERS


Account Management Corporation Profit
Sharing Plan

By: /s/ Peter deRoetth
    -------------------------------
Title: PRESIDENT
       ----------------------------

-----------------------------------
Elisabeth Abbe


/s/ Tina Blair
-----------------------------------
Tina M. Blair, M.D.


-----------------------------------
Christopher deRoetth


-----------------------------------
Louisa deRoetth


/s/ Peter deRoetth
-----------------------------------
Peter deRoetth


/s/ David Friend
-----------------------------------
David Friend


-----------------------------------
Roger M. Marino



/s/ William G. Nelson
-----------------------------------
William G. Nelson


-----------------------------------
Marsha Paller


-----------------------------------
Christopher T. Schuler


-----------------------------------
James K. Schuler


-----------------------------------
Mark J. Schuler


-----------------------------------
Patricia T. Schuler


-----------------------------------
Langdon B. Wheeler


-----------------------------------
Robert & Linda Williams

SERIES B STOCKHOLDERS

NICHOLS RESEARCH CORPORATION


By: /s/ Chris H. Horgen
    -------------------------------
    Chris H. Horgen
    Chief Executive Officer




Stockholders Agreement

SERIES C STOCKHOLDERS

NICHOLS RESEARCH CORPORATION

By: /s/ Chris H. Horgen
    -------------------------------
    Chris H. Horgen
    Chief Executive Officer


ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact  for Stephen L. Brown
and Arleen C. Brown

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


/s/ Peter deRoetth
-----------------------------------
Peter deRoetth


ACCOUNT MANAGEMENT CORP.,
as Attorney-in-Fact for Nicholas DeWolf

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Christopher Egan

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Michael J. Egan,
Trustee of the Michael J. Egan Revocable
Trust

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


Stockholders Agreement


ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Richard & Maureen
E. Egan, Trustees of the Richard E. &
Maureen E. Egan Grandchildrens Trust

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------

ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Richard Egan,
Trustee of the 1986 Richard J. Egan Trust

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------

ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Steurart Evans


By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------



ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Ray Fambrough

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Donald Foss

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------

                      [SIGNATURES CONTINUED ON NEXT PAGE]

ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Robert Glenn

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Roger M. Marino

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------

ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Ray W. Miller

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for William Miller

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Michael J. Ritter

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Shirley J. Ritter

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------

Stockholders Agreement

ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for James K. Schuler

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Robert Thurber

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------

ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Gerald Turbow

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


ACCOUNT MANAGEMENT COP., as
Attorney-in-Fact for Jane Westervelt

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------

ACCOUNT MANAGEMENT CORP., as
Attorney-in-Fact for Robert and Linda
Williams

By: /s/ Peter deRoetth
    -------------------------------
Title: President
       ----------------------------


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                      -4-